Designated Filer:                   Twin Haven Special Opportunities Fund III, L.P.
Issuer & Ticker Symbol:             Hawaiian Telcom Holdco, Inc. [HCOM]
Date of Event Requiring Statement:  November 20, 2012

                                     Exhibit 99.3

                               JOINT FILERS' SIGNATURES

              TWIN HAVEN SPECIAL OPPORTUNITIES PARTNERS III, L.L.C

              By: /s/ Paul Mellinger
                 -----------------------                 Date: November 23, 2012
                 Name: Paul Mellinger
                 Title: Managing Member

              TWIN HAVEN CAPITAL PARTNERS, L.L.C.

              By: /s/ Paul Mellinger
                 -----------------------                 Date: November 23, 2012
                 Name: Paul Mellinger
                 Title: Managing Member

              PAUL MELLINGER

              By: /s/ Paul Mellinger
                 -----------------------                 Date: November 23, 2012
                 Name: Paul Mellinger

              ROBERT WEBSTER

              By: /s/ Robert Webster
                 -----------------------                 Date: November 23, 2012
                 Name: Robert Webster